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                                                                    EXHIBIT 4.03


                                 Apps.com, Inc.
               Nonqualified Stock Option Grant Agreement under the
                           1999 Equity Incentive Plan

Number of Shares: _________________

Date of Grant: December __, 2000

Apps.com, Inc., a Delaware corporation (the "Corporation"), hereby grants to ________________________ (the "Participant"), as of the date stated above, an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Corporation's Common Stock, $.01 par value (the "Common Stock"), pursuant to the Corporation's 1999 Equity Incentive Plan (the "Plan"), a copy of which is attached hereto and is incorporated herein in its entirety by this reference. The Participant hereby accepts the Option, subject to the terms and conditions set forth in the Plan as fully as if they were set forth herein, and to the following additional terms and conditions:

1. Type of Option. It is not intended that the Option be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Exercise Price. The price at which Shares may be purchased pursuant to the Option is $[__] per share.

3. Option Period. The Option expires ten years from the date of grant, as set forth above. The Participant should take special note that the Option may be terminated early by certain events including termination of employment, disability or death, as provided in the Plan.

4. Vesting of Right to Exercise. During the period commencing on the date of grant and continuing until the date that is one year from the date of grant (the "Initial Vesting Date"), the Option shall not be exercisable to any extent. Commencing on the first day following the Initial Vesting Date and during the ensuing month, the Option may be exercised for not more than one-quarter (1/4) of the Shares. Thereafter, on the last day of such ensuing month and on the last day of each of the thirty-six (36) months thereafter, the Option may be exercised (to the extent not already exercised) for not more than an additional one-forty-eighth (1/48) of the Shares. Thereafter, and for the duration of the Option, the Option may be exercised in full.

5. Exercise. (a) The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that it may not be exercised as to less than ten percent of the Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than ten percent of the Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share.
(b) To exercise the Option, the Participant (or other person exercising the Option) must deliver to the Corporation: (1) a completed and signed notice of exercise, in the form provided by the Company, and must follow any other procedures or execute any other documents as instructed by the Company, and (2) payment in full of the exercise price for the Shares. Payment may be made (i) by certified check,


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bank draft or money order made payable to the order of the Company, (ii) by delivery of Shares having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price, provided, however, that such Shares have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (and, if the such Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to such Shares) or (iii) by a combination of cash and a promissory note in accordance with the terms of the Plan. In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of such Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

6. No Rights as Stockholder. The Participant (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Corporation with respect to any Shares covered by the Option until such Shares shall have been registered on the stock transfer books of the Corporation in the name of the Participant (or such other person).

7. Compliance with Laws, Regulations and Rules. The Plan, this Agreement, the Option and the obligation of the Corporation to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board in accordance with the Plan. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board.

8. Legend on Certificates. Each certificate representing the Shares may bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement and the restrictions on transfer imposed by the Securities Act of 1933, as amended, and any applicable exemption therefrom pursuant to which the Shares may be issued.

9. No Employment Rights. Nothing in the Plan, the Option or this Option Agreement confers upon the Participant any right to continued employment or interferes with the right of the Corporation to terminate the Participant's employment.

10. Taxes. As a condition to the issuance of Shares under this Option, the Corporation shall have the right to require the Option holder to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirements or make other arrangements satisfactory to the Corporation with regard to such taxes, as provided in the Plan.

11. Definition. As used in this Agreement, the term "Corporation" shall include any subsidiary or parent of the Corporation as defined in Sections 424(e) and
(f) of the Code.

12. Amendments. The Board may at any time or times amend the Plan or the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of the Option shall, without the Participant's consent, adversely affect the Participant's rights under the Option.

13. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.


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14. Complete Agreement. This Agreement (including the Plan, which is incorporated by reference) constitutes the entire agreement between the Company and the Participant with respect to the Option, and supersedes all prior agreements or promises with respect to the Option.

15. Successors and Assigns. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of the Option described in the Plan, this Agreement shall be binding on Participant's permitted successors and assigns (including heirs, executors, administrators and legal representatives).

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                                            Apps.com, Inc.

                                            By
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


I accept this Agreement and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Company's 1999 Equity Incentive Plan, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, nor to represent the full terms of the Plan.


                                            ------------------------------------
                                            Participant
                                            Date:
                                                 -------------------------------